Exhibit 23(g)

                 FORM OF AMENDED AND RESTATED CUSTODY AGREEMENT

This Amended and Restated Custody Agreement (this "Agreement") is made as of the 27th day of January, 2000 between

(A) DEUTSCHE BANK AG, a company incorporated in the Federal Republic of Germany, having its Asia Pacific Head Office at No. 8 Shenton Way, #23-01, Temasek Tower, Singapore 068811, and acting through its branch(es) as stated in Schedule I of this Agreement (each relevant branch shall be known as "Branch");

(B) The subsidiary(ies) of Deutsche Bank AG as stated in Schedule I of this Agreement (the "Subsidiary") (the relevant Branch or Subsidiary shall hereinafter be referred to as the "Bank"); and

(C) VENUS SERIES TRUST, a Delaware business trust, having its principal office at 31 Milk Street, Third Floor, Boston, MA 02109 (the "Client").

                                 R E C I T A L S

      WHEREAS, the parties hereto entered into a Custody Agreement dated as of January 27, 2000 (the "Original Agreement"); and

      WHEREAS, the parties hereto desire to amend and restate the Original Agreement as set forth herein;

                                A G R E E M E N T

      NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties to this Agreement hereby agree as follows:

1.    Definitions and Interpretation

1.1 "Authorised Person(s)" means any party (including a person or a corporate) which has been authorised in a manner acceptable to the Bank to act on the Client's behalf in the performance of any acts, discretions or duties under this Agreement;

      "Cash" means any cash held from time to time by the Bank under the terms of this Agreement;

      "Deutsche Bank Group" means Deutsche Bank AG and its branches, offices and majority-owned subsidiaries;

      "Securities" include bonds, notes, shares, units of mutual funds, certificates of deposit, futures, foreign exchange contracts, or other securities and instruments, and rights or property which may at any time accrue or be offered (whether by way of bonus, redemption, dividends, conversion, option or otherwise) in respect of any of the foregoing, and any certificates, options, receipts, warrants or other instruments (whether in registered or unregistered form) representing rights to receive, purchase or subscribe for any of the foregoing or evidencing or representing any other rights or interests therein (including, without limitation, any of the foregoing constituted, evidenced or represented by an entry in the records of the issuer or a depository) which may from time to time be held by the Bank under the terms of this Agreement.

1.2 The expression "Agreement" shall include any schedule or annex applicable thereto.

1.3 This Agreement is entered into on a multi-branch/subsidiary basis for administrative convenience (so as to avert the necessity of having separate agreement for each Branch/Subsidiary). Accordingly, any reference to "Bank" shall refer to the particular Branch/Subsidiary that is holding the relevant Security/Cash and maintaining the relevant account(s) in question, as if that Branch/Subsidiary has entered into a separate agreement with the Client.

2.    Appointment of Custodian

      The Client authorises the Bank to establish on the terms of this Agreement and in each location stated in Schedule I, a custody account or accounts including sub-accounts for the Client's customers (the "Custody Account") in the name of the Client, for the deposit of any Securities from time to time received by the Bank for the account of the Client, and a cash account or accounts including any sub-accounts for the Client's customers (the "Cash Account") in the name of the Client for the deposit of Cash in any currency from time to time received by the Bank for the account of the Client, whether by way of deposit or arising out of or in connection with any Securities.

3.    Representations and Warranties

      Each party hereby represents and warrants to the other that:-

      (i) during the currency of this Agreement it (and, if applicable, any person on whose behalf it may act as agent or otherwise in a representative capacity) has and will continue to have full capacity and authority to enter into this Agreement and to carry out the transactions contemplated herein, and has taken and will continue to take all action (including, without limitation, the obtaining of all necessary corporate approvals and governmental consents in any applicable jurisdiction) to authorise the execution, delivery and performance of this Agreement; and

      (ii) the terms of this Agreement do not constitute a breach of any obligations by which it is bound whether arising by its constitutional documents, any contract or operation of law.

      The Client agrees to deliver such documents, perform such further acts and execute such further documents as the Bank may reasonably require in relation to this Agreement.

4.    Transactions Not Requiring Instructions

      In the absence of contrary instructions and so long as the Bank is prepared to provide the services, the Bank is authorised by the Client to carry out the following transactions at the Client's expense and the Bank's discretion relating to the Securities and/or Cash without requiring further instructions from the Client:-

      (i) to complete and sign any affidavits, certificates of ownership or other certificates, and to disclose relevant information, relating to the Securities and/or Cash in connection with the Bank's duties under this Agreement which may be required by the tax or any other regulatory authority in any relevant jurisdiction, whether governmental or otherwise, and whether relating to ownership, income tax or capital gains, or any other tax, duty or levy (and the Client further agrees to ratify and to confirm or to do, or to procure the doing of, such things as may be necessary to complete or evidence the Bank's actions under this sub-clause (i) or otherwise under the terms of this Agreement);

      (ii) (a) to collect and receive, for the account of the Client, all income and other payments and distributions in respect of the Securities and/or Cash, and credit the same to the relevant account;

            (b) to take any action necessary and proper in connection with the receipt of income and other payments and distributions as are referred to in sub-clause (ii)(a) above, including (without limitation) the presentation of coupons and other interest items;

      (iii) (a)   to receive and hold for the account of the Client any
                  capital arising out of or in connection with the Securities and/or Cash whether as a result of its being called or redeemed or otherwise becoming payable (other than at the option of the holder thereof) and credit the same to the relevant account;

            (b) to take any action necessary and proper in connection with the receipt of any capital as is referred to in sub-clause
                  (iii)(a) above, including (without limitation) the presentation for payment of any Securities which become payable as a result of their being called or redeemed or otherwise becoming payable (other than at the option of the holder thereof) and the endorsement for collection of cheques, drafts and other negotiable instruments;

      (iv) to receive and hold for the account of the Client all Securities received by the Bank as a result of a stock dividend, share sub-division or reorganisation, capitalisation of reserves or otherwise;

      (v) to exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates;

      (vi) to make cash disbursements or payments for any fees, taxes, duties, levies, expenses and/or any payments incurred in handling or in connection with the Bank's duties under this Agreement (including advisers', depositories' and other third parties' fees), and debit the same to the Cash Account or any other account of the Client with the Bank and for this purpose to do any necessary currency conversion at such rate to be determined by the Bank;

     (vii) to deliver to the Client transaction advices and/or regular statements of account showing the Securities and/or Cash held at such intervals as determined by the Bank; and

     (viii) to do all such acts as the Bank may consider to be necessary or desirable in order to perform its duties under this Agreement (including without limitation to do any currency conversion at such rate as may be determined by the Bank where any payment is received or to be made in a different currency).

5.    Transactions Requiring Instructions

      Without prejudice to the authority given to the Bank above, the Bank is authorised to carry out any transactions whatsoever relating to the Securities and/or Cash upon receipt of specific instructions, including, without limitation, instructions to deliver or otherwise deal with the Securities (for example pursuant to any sale, surrender or conversion), or to make payment for and/or receive Securities purchased by the Client.

6.    Notice of Rights Issues, General Meetings and Other Matters

      The Bank will make reasonable efforts to inform the Client of notices that it has actually received in respect of any bonus issues, rights issues, payment calls, takeover bids or general meetings of the issuers/companies in relation to the Securities, and the Client shall give the Bank instructions on a timely basis so that the Bank will have sufficient time to comply with the same. If the Bank does not receive any timely instructions from the Client, the Bank is authorised at its discretion to take or omit to take any action (including to sell any rights entitlements or allow the same to lapse) without any liability as it may deem advisable or expedient to be in the interest of the Client.

7.    Segregation, Identification and Registration

7.1 To the extent possible, Securities which are deposited in a depository may be maintained with the depository in an account for the Bank's customers and the Bank warrants that it will not mingle its own assets with such Securities held for the Client.

7.2 Where Securities are physically held by the Bank, such Securities shall be physically segregated from the securities of the Bank or of the other clients of the Bank.

7.3 Provided always that the Securities and/or Cash whether held by the Bank or a depository shall be clearly identified in the Bank's records as being held for the Client.

7.4   The Securities shall be registered as per the Client's instructions.

7.5 The Bank's records relating to the Securities and Cash and the Bank's premises where the Securities are kept shall be open to inspection/audit at reasonable times (subject to prior notice) by the auditors and representatives of the Client, provided that such inspection/audit is not in violation of any applicable laws. Whenever reasonably required by the Client, the Bank shall furnish general audit reports on the Bank's operational and security control.

8.    Cash Account Payments

      The Bank shall be entitled to utilize the funds in the Cash Account to effect all payments required or authorized under this Agreement.

9.    Overdrawn Amounts

      The Bank may at its discretion (without being obliged to do so) extend credit, banking facility or financial accommodation or advance monies to the Client for the purpose of meeting any payment or carrying out any instruction or for any purpose in connection with this Agreement (including facility for settlement of purchase or for advance of sale/redemption proceeds or coupon payment), in which event any liabilities owing pursuant thereto (i) shall be repayable by the Client on the Bank's demand (unless otherwise expressly agreed to by the Bank in writing) and (ii) shall bear interest and other charges at such rate(s) as the Bank may determine in accordance with its internal procedures.

10.   Custody Account and Cash Account Procedures

      With respect to any transaction involving the Securities and/or Cash, the Bank will cause the Cash Account and/or the Custody Account to be credited or debited in accordance with normal market practice.

11.   Withdrawal and Delivery

      The Client may at any time subject to the other terms of this Agreement, demand withdrawal of all or any part of the Securities in the Custody Account and/or Cash in the Cash Account. Payments of Cash shall be made at the expense of the Client by banker's draft, telegraphic transfer, cheque or otherwise as may be agreed between the Client and the Bank. Delivery of Securities will be made at the expense of the Client in such manner and at such location as the parties hereto may agree. Where necessary the Bank will on withdrawal transfer any Securities into the name of the Client or as the Client may direct at the expense of the Client.

12.   Appointment of Agents, Clearance Systems and others

      The Client agrees and understands that:-

      (i) the Bank is authorised to appoint at Client's expense any party (including clearance systems, depositories and any member of the Deutsche Bank Group), whether in its own name or that of the Client, to perform and/or to assist/advise the Bank in performing any of the duties of the Bank under this Agreement and may delegate to any such party so appointed any of its functions under this Agreement, provided that the Bank shall use reasonable care to ensure that it appoints only reputedly competent party. The Bank shall not be responsible for any such party save for the negligence or wilful misconduct of the following:

            (a)   a subcustodian which is a member of the Deutsche Bank Group;

            (b) a service contractor which performs secretarial or administrative services for the Bank at the Bank's premises.

      (ii) Securities deposited with a sub-custodian, depository or clearing agency shall be held subject to the rules and operating procedures of such party and any applicable laws and regulations whether of a governmental authority or otherwise;

      (iii) The Client understands that the Bank may not be able to exercise discretion in the selection or monitoring of a depository/clearing system, or in the negotiation of contractual provisions with the same.

13.   Deutsche Bank Group Involvement

13.1 The Client hereby authorises the Bank, when acting on instructions from the Client, (i) to deal with securities and/or cash from and to the Bank or any other member of the Deutsche Bank Group and through any member of the Deutsche Bank Group, and from and to any other client of the Bank, and
      (ii) to earn and retain any commission, fee or profit in relation thereto. Provided that any dealing shall be on terms which are not less favourable to the Client than would be reasonably obtainable at the same time by the Bank in comparable arms-length dealings with other similar non-Deutsche Bank Group entities.

13.2 The Client agrees and understands that the Bank may have banking relationships with or interests in companies whose Securities are held in the Custody Account or which are purchased or sold for the Custody Account.

14.   Scope of Responsibility

      The Client agrees and understands that:-

      (i) The Bank shall exercise reasonable care in the performance of its duties as are set forth or contemplated herein or contained in instructions given to the Bank which are not contrary to this Agreement, and shall maintain adequate insurance and agrees to indemnify and hold the Client harmless from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Bank's performance of its obligations hereunder.

      (ii) The Bank agrees that (A) the Cash and Securities are not subject to any right, charge, security Interest, lien or claim of any kind in favor of the Bank or any of its agents or its creditors except a claim of payment for their safe custody and administration and (B) the beneficial ownership of the Cash and Securities shall be freely transferable without the payment of money or other value other than for safe custody or administration.

      (iii) upon receipt of each and every transaction advice and/or statement of account supplied to it by the Bank, the Client shall examine the same and notify the Bank within fourteen days of the date of receipt of any such advice or statement of any error therein. In the absence of any notification by the Client within the fourteen days period, the transactions/entries indicated by the advice or statement shall be conclusively settled against the Client to be correct;

      (iv) the Bank's sole responsibility with regard to the sale proceeds of the Securities is to receive payment whether by way of cheque, bank draft or any other form, of such proceeds from the purchaser (or its agent), broker or any other party provided that the Bank shall not be liable to the Client in any way if such payment to the Bank is not honoured by the banker upon whom that payment is drawn or otherwise is not good, timely or valid payment. The Bank may make delivery of the Securities either contemporaneously with or before the receipt of such payment or purported payment in accordance with local settlement procedures;

      (v) all collections of the Securities and/or Cash and of any funds or other property paid or distributed in respect of the Securities and/or Cash are made at the risk of the Client and the Bank is entitled to make payment prior to delivery of Securities in accordance with local settlement procedures and shall not be responsible for the seller's (or its agent's), broker's or any other party's failure to make good, valid or timely delivery of any Securities and/or Cash nor for the genuineness, validity or title of any documents received in relation to the Securities and/or Cash;

      (vi) the Client shall be responsible for all filings, tax returns and reports on any transactions undertaken pursuant to this Agreement which must be made to any relevant authority whether governmental or otherwise and for the payment of all unpaid calls, taxes, imposts, levies or duties due on any principal or interest, or any other liability or payment arising out of or in connection with the Securities and/or Cash, and in so far as the Bank is under any legal obligation to pay the same on behalf of the Client it may (but without liability if it failed to do so) do so out of the Securities and/or Cash;

      (vii) the Bank is not acting under this Agreement as investment manager or investment adviser to the Client and responsibility for the selection, acquisition and disposal of the Securities and/or Cash shall remain with the Client at all times;

     (viii) the Bank shall not be bound to return identical securities lodged. The Client shall accept securities of the same class and type in place of the securities deposited;

      (ix) the Bank shall not be liable for any negligence, default, failure or delay of any securities registration body or securities registrar (or similar party) and any losses arising therefrom (including non-receipt of bonus, dividends and any rights);

      (x) the Bank may in its sole discretion assist the Client in any tax matters, including any application for reduce rate or refund of tax. The Bank gives no assurance that such assistance will result in relief at source, refund of tax or other intended consequences, and may in its sole discretion without liability withdraw such assistance at any time (notwithstanding any pending application);

      (xi) the Bank is entitled at its discretion to reverse incorrect credit entries to any accounts (including where an entry was made in anticipation of receipt of funds/assets which receipt was however not fulfilled);

      (xii) the Bank shall not have any duty to monitor the compliance by the Client or its customers/agents with any guideline or restriction imposed by the Client's constitutional documents or by any other document, law or regulation (including compliance with any notification requirement relating to the Client's or its customers'/agents' beneficial ownership of securities);

     (xiii) the Bank may rely in good faith on the advice of legal counsel or other advisers;

      (xiv) the Bank shall not have any liability in connection with its reliance in good faith on records that were maintained for the Client by another party prior to the Bank's appointment hereunder;

      (xv) where the Bank is providing market values of securities (via electronic on-lie service or otherwise), the Bank may obtain information on such values from outside sources which the Bank considers to be reliable and the Bank makes no warranty as to the reliability, accuracy or completeness of such information;

      (xvi) the laws and practices in different jurisdiction relating to custody, securities or settlement will vary, and neither the Bank nor any sub-custodian will assume any risk arising out of such laws and practices.

15.   Instructions

      The Client agrees that:-

      (i) the Bank is authorised to act on any instructions given or purportedly given by the Client or Authorised Person(s) by any of the following methods:

            a)    in writing;

            b) by telegram, telex, facsimile, S.W.I.F.T. or other electronic or teleprocess instruction system (including email and db Custody) acceptable to the Bank (whether tested or untested);

            c) orally (including via telephone) provided the Bank may in its absolute discretion and without liability act upon any oral instructions without further confirmation, or refrain from acting upon any oral instructions until it has received confirmation thereof by any of the methods listed under Clause 15(i)(a), (b) or (d);

            d)    any other methods agreed between the Client and the Bank.

      (ii) the Bank may rely in the performance of its duties under this Agreement and without liability on its part, upon any instructions believed by it in good faith to be given by the Client or Authorised Person(s) or any document which it believes to be genuine, and provided the Bank is not guilty of negligence or wilful misconduct the Bank shall have no responsibility for any losses or liabilities whatsoever should such instructions (or the signature thereon) or such document turn out to be unauthorised, erroneous or fraudulent;

      (iii) instructions shall continue in full force and effect until cancelled or superseded;

      (iv) if any instructions are in the Bank's opinion conflicting and/or ambiguous, the Bank shall inform the Client and may without any liability on its part refuse to execute such instructions until such conflict or ambiguity has been resolved to its satisfaction;

      (v) instructions, and handling of the Securities or Cash, shall be carried out subject to the rules, laws, operating procedures and market practice of any relevant stock exchange, clearing house, sub-custodian, depository, settlement system, market or jurisdiction where or through which they are to be executed, and the Bank is entitled to execute any instructions in accordance with its normal market practice and operational procedures and insofar as it may consider practicable and reasonable. The Bank may further refuse to execute any instruction or accept any deposit if in the Bank's opinion it is contrary to any applicable law, rule or other regulatory requirement (including those arising from any governmental authority, self-regulatory organisation, stock exchange, clearing house, depository, settlement system or market) or the assets for deposit are not in good order;

      (vi) the Bank may, without any liability on its part, refuse to execute any instruction if in its opinion (a) there are reasonable grounds for believing that liabilities arising from the execution of such instruction may not be adequately covered by the Cash and/or Securities, (b) personal liabilities may be incurred by it pursuant to such instruction, (c) satisfactory arrangement for the settlement of any outstanding hereunder has not been made or (d) the instruction may be unauthorised or fraudulent;

      (vii) the Bank shall be under no duty to assess the prudence or otherwise of any instructions or to give advice in relation thereto, and may act on the instructions irrespective of their prudence or otherwise.

16.   Indemnity

      [Intentionally Omitted]

17.   Lien

      Each Branch/Subsidiary shall have a lien or security right on the Cash or Securities in relation to custody or administrative fees, charges and expenses, and any credit facility or accommodation granted to the Client by Deutsche Bank AG or any subsidiary, and the Branch/Subsidiary shall be entitled to convert and set-off any Cash and/or sell or otherwise dispose any Securities in settlement of the same.

18.   Fees and Expenses

      Without prejudice to any of its liabilities and obligations under this Agreement the Client agrees to pay to the Bank from time to time (without any deduction) such fees/commission for its services pursuant to this Agreement as may be agreed in writing between the Bank and the Client and the Bank's expenses, disbursements and costs incurred under this Agreement, and agrees to hold the Bank harmless from any liability, loss or withholding resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed in connection with or arising out of any payment, the Custody Account and/or the Cash Account. If any applicable law requires a deduction to be made to any payment, the Client shall pay such further sum to the Bank so that the Bank would ultimately receive an amount equal to that it would have received had no such deduction been made. The Client further agrees that the Bank may charge the Client interest at the Bank's applicable rate from time to time on any sums owed under this Agreement but not paid by the Client on the due date of payment.

19.   Termination

      Either of the parties hereto may terminate this Agreement on giving not less than 30 days written notice to the other party (or one day notice where the recipient party has committed a material breach of any provision of this Agreement). Upon the expiry of such notice the Bank shall account to the Client in accordance with the terms of this Agreement. The operation of Article 1266 of the Indonesian Civil Code is waived so that a judicial termination of this Agreement is not required.

      Clauses 3, 7, 9, 10, 11, 12, 13, 14, 15, 17, 18, 22, 27 and 31 shall survive termination of this Agreement.

      Where the Client failed to give timely transfer instruction, the Bank shall hold any non-transferred assets at the Client's risk.

20.   Assignment

      Neither party may assign, transfer or charge all or any of its rights, benefits and obligations hereunder, but this Agreement shall enure to the benefit of the successor of any of the parties hereunder. The Bank may assign or transfer any of its rights, benefits and obligations hereunder to any Deutsche Bank Group member.

21.   Rule 17f-5 ----------

      Each Branch/Subsidiary as listed in Schedule I represents that it is an eligible foreign custodian as per Rule 17f-5 of the Investment Company Act of 1940. The Bank shall notify the Client if the aforesaid representation ceases to be true, and in which event, the Client may terminate this Agreement vis-a-vis the relevant Branch/Subsidiary with immediate written notice.

22.   Disclosure

      The Client hereby authorises the Bank to disclose information regarding the Custody Account and/or the Cash Account if required or permitted to do so by:-

      (i) any applicable law, statute or other regulation of or by any court order or similar process enforceable in any relevant jurisdiction;

      (ii) any regulatory body, self-regulatory organisation or depository (whether of a governmental nature or otherwise) in any relevant jurisdiction;

      (iii) any department or agency of government in any relevant jurisdiction;

      (iv)  the issuers of the Securities or the securities registrars; or

      (v) any offices, branches or subsidiaries of Deutsche Bank AG or any authorised agent for the purpose of or in connection with the services to be provided by the Bank under this Agreement.

23.   Severability

      If any provision hereunder becomes invalid, illegal or unenforceable under any law, the validity, legality and enforceability of the remaining provisions and this Agreement shall not be affected or impaired.

24.   Adverse Claims

      Where the Bank is notified of any adverse claim or dispute in relation to any Securities and/or Cash, the Bank shall inform the Client of the same and shall be entitled to take whatever action reasonably deemed necessary by it in relation to such Securities and/or Cash.

25.   Notices

      Except as otherwise provided in this Agreement, any notice, demand, letter or communication may be sent by the Bank to the Client by telex, post, facsimile, S.W.I.F.T. or hand, and shall be deemed to have been received by the Client on the date it was sent (if by hand, telex, S.W.I.F.T. or facsimile) or two days after it was posted (if local) or five days after it was posted (if overseas).

      Any notice, demand, letter or communication to the Bank shall be sent to the Branch/Subsidiary to which the same relates and shall be effective only when received by the relevant Branch/Subsidiary.

      Any notice, demand, letter or communication may be sent by one party to the other at the address and numbers set out in Schedule II or such address and numbers as one party may inform the other in writing.

26.   Amendment

      The Bank may at any time by notice in writing to the Client add to, delete or amend any terms of this Agreement such addition, deletion or amendment to take effect on acceptance thereof by the Client.

27.   Own Account

27.1 The Client agrees to inform the Bank on the execution by it of this Agreement and from time to time whether it is acting on its own account or for the account of any third party (including the reasonable details of such third party).

27.2 The Client understands that local regulatory authorities may require the Bank to furnish information concerning the ultimate beneficiaries of any account. Upon the Bank forwarding any such regulatory authority's requirement to the Client, the Client undertakes to promptly furnish such information directly to the relevant regulatory authority in accordance with the local laws.

28.   Further Terms and Conditions

      The terms and conditions listed in the Annex(es) hereto and any Annex accepted by both parties from time to time shall be deemed to be incorporated into and form an integral part of this Agreement. Where there is any inconsistency between the terms of this Agreement and the Annex(es), the terms of the Annex(es) shall prevail.

29.   Power of Attorney

      Where necessary, the Client shall execute such power of attorney in favour of the Bank, in the form as required by the Bank and the Bank shall not be obliged to proceed with any instructions until it has received the duly executed and notarized (if necessary) power of attorney.

30.   Inconsistency

      Where any inconsistency exists between any provision of this Agreement and the Bank's General Business Conditions, the provision of this Agreement shall prevail.

31.   Restriction on Advertisement etc

      The Client shall not use or suffer/permit to be used the name, logo or any particulars of the Bank in any advertisement, document/brochure (save those which are solely for the Client's internal use), name card or other similar instrument (in whatever form), except with the prior written consent of the Bank.

32.   Waiver of Sovereign Immunity

      Each party agrees that this Agreement involves only civil activities and represents a commercial transaction, and hereby expressly waives the defense of sovereign immunity (or any similar defense in the relevant jurisdiction) (including any defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state) to which it may be entitled.

33    Governing Law/Place of Jurisdiction

      As between the Client and a Branch/Subsidiary, this Agreement shall be governed by and construed in accordance with the laws of the country or state in which such Branch/Subsidiary is located and performs its obligations hereunder, and the Client and such Branch/Subsidiary irrevocably submit to the non-exclusive jurisdiction of the courts of such country or state.

34.   European Monetary Union ("EMU")

      The Client understands that the EMU would result in appropriate conversion(s) in the currency(ies) in which the Securities are denominated. Any payment in euro at the official conversion rate will be acceptable as an alternative to payment in a relevant national currency. The Client agrees that this Agreement will continue to be in full force and effect in accordance with the laws and regulations implementing the EMU. The Client will not hold the Bank liable for any risk or loss associated with the introduction of the euro.

35.   Existing Accounts

      Where the Client has any existing account, the Bank shall be entitled at its discretion to treat this account as being governed by this Agreement or any provision hereof unless the Bank has received written instruction otherwise from the Client.

IN WITNESS the hands of the parties hereto the day and year first above written.

Signed for and on behalf of VENUS SERIES TRUST


______________________________
Name: Vikas Mehrotra
Title: President


DEUTSCHE BANK

By: __________________________
    Name:
    Title: